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                                                                    EXHIBIT 10.8

                      PIONEER POLAND GP LIMITED PARTNERSHIP
                        AGREEMENT OF LIMITED PARTNERSHIP


This Agreement of Limited Partnership of Pioneer Poland GP Limited Partnership, a limited partnership organized under the laws of the State of Delaware, U.S.A. (the "Partnership"), is entered into as of the 3rd day of August, 1999, by and among Pioneer Poland U.S. (Jersey) Limited, a corporation organized under the laws of Jersey, Channel Islands (the "General Partner"), and each of the persons identified as a Limited Partner on SCHEDULE A hereto (individually, a "Limited Partner" and collectively, the "Limited Partners"). The General Partner and the Limited Partners are sometimes hereinafter referred to collectively as the "Partners" and individually as a "Partner."

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the agreements hereinafter set forth, the undersigned, desiring to organize the Partnership as a Delaware limited partnership, hereby agree as follows:

                                    ARTICLE I

                               GENERAL PROVISIONS

         1.01 FORMATION OF LIMITED PARTNERSHIP. The term of the Partnership shall commence upon the filing of a Certificate of Limited Partnership for the Partnership in the Office of the Secretary of State of the State of Delaware pursuant to the Delaware Revised Uniform Limited Partnership Act (the "Partnership Act"). The General Partner shall cause such certificate to be filed as soon as practicable following the date hereof.

         1.02 NAME OF THE PARTNERSHIP. The name of the Partnership shall be "Pioneer Poland GP Limited Partnership," or such other name as the General Partner may from time to time determine. The General Partner shall cause to be filed on behalf of the Partnership such business certificates or partnership or assumed or fictitious name certificate or certificates as may from time to time be required by law.

         1.03 PURPOSE OF THE PARTNERSHIP. The Partnership's business and purpose shall be to serve as the general partner of (i) Pioneer Poland U.S., L.P., a Delaware limited partnership (the "US Fund") and (ii) Pioneer Poland UK, L.P. (the "UK Fund", and collectively, with the US Fund, the "Funds").

In furtherance of the purpose of the Partnership, the Partnership shall have the power to enter into, make and perform all such contracts, agreements and other undertakings, and to take any and all actions and engage in any and all activities as the General Partner may in its sole discretion determine to be necessary, advisable, appropriate, convenient or incidental to the Partnership's purpose, including without limitation, acquiring, holding, and disposing of any securities or other property which may be distributed to the Partnership by the Funds.

The Partners hereby acknowledge that the Partnership will enter into (i) an Amendment to the Amended and Restated Agreement of Limited Partnership of the US Fund, pursuant to which it

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will be admitted to the US Fund as a general partner and become a party to the
Amended and Restated Agreement of Limited Partnership of the US Fund (such agreement, as amended from time to time, the "US Fund Agreement"), and (ii) an Amendment to the Agreement of Limited Partnership of the UK Fund, pursuant to which it will be admitted to the UK Fund as a general partner and become a party to the Agreement of Limited Partnership of the UK Fund (such agreement, as amended from time to time, the "UK Fund Agreement", and collectively, with the US Fund Agreement, the "Fund Agreements").

         1.04 PLACE OF BUSINESS OF THE PARTNERSHIP; REGISTERED AGENT. The principal place of business of the Partnership shall be located at c/o Pioneer Poland U.S. (Jersey) Limited, c/o Abacus Asset Management Limited, LaMotte Chambers, St. Helier JE1 1BJ, Jersey, Channel Islands. The Partnership's resident agent for service of process in Delaware shall be The Corporation Trust Company, 1209 Orange Street, Wilmington, County of New Castle, Delaware, and its registered office in Delaware shall be located in care of such resident agent. The General Partner may (a) change the location of the Partnership's principal place of business and establish such additional place or places of business of the Partnership as it may determine, (b) change the Partnership's registered office in Delaware and/or (c) change the Partnership's resident agent for service of process in Delaware, and in each case shall provide to the other Partners written notice of any such change.

         1.05 DURATION OF THE PARTNERSHIP. The term of the Partnership shall commence upon the filing of a Certificate of Limited Partnership for the Partnership, and shall continue until the date which is 12 months after the date of the termination of the last to terminate of the Funds, unless terminated at an earlier date in accordance with Article VII hereof.

         1.06     PARTNERS' NAMES AND ADDRESSES.

                  (a) The name and business address of each of the Partners, separately designating the General Partner and the Limited Partners, are as set forth on SCHEDULE A hereto.

                  (b) Each of the Limited Partners, and any person who may be admitted to the Partnership as a Limited Partner following the date hereof, by execution of this Agreement, any counterpart hereof or any amendment hereto, hereby agrees and acknowledges that, except (i) for a Limited Partner which is also a General Partner and acting in its capacity as a General Partner, and (ii) as specifically provided in this Agreement, he, she or it has no right to participate in the management, operation or conduct of the business of the Partnership.

         1.07 TITLE TO PARTNERSHIP PROPERTY. All property owned by the Partnership, whether real or personal, tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually, shall have any ownership of such property. The Partnership may hold any of its assets in its own name or in the name of its nominee, which nominee may be one or more trusts. Any property held by a nominee trust for the benefit of the Partnership shall, for purposes of this Agreement, be treated as if such property were directly owned by the Partnership.

         1.08 SPECIAL PROVISIONS RELATING TO LIMITED PARTNER INTERESTS. Each of the Limited Partners, and any person who may be admitted to the Partnership as a Limited Partner following



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the date hereof, by execution of this Agreement, any counterpart hereof or any amendment hereto, hereby agrees and acknowledges that its interest as a Limited Partner is subject to vesting and forfeiture pursuant to Section 6.04, provided, however, if for any reason the General Partner or any of its affiliates shall acquire or own a limited partnership interest in the Partnership, such limited partnership interest shall not be subject to the provisions of Section 6.04.


                                   ARTICLE II

                    CAPITAL CONTRIBUTIONS, PROFITS AND LOSSES

         2.01     CAPITAL CONTRIBUTIONS.

                  (a) On or prior to the date hereof, each of the Partners has contributed, in cash, to the capital of the Partnership, the amount set forth opposite his or its respective name of SCHEDULE A hereto.

                  (b) If the Partnership is required to make any capital contribution to any Fund pursuant to either of the Fund Agreements, each of the Partners shall be required to contribute to the capital of the Partnership a portion of the amount required to be so contributed to the Fund. Each Partner's proportionate share shall equal a fraction, the numerator of which shall equal the value of all distributions made to such Partner by the Partnership and the denominator of which shall equal the value of all distributions made to all Partners by the Partnership. For this purpose, the value of all Distributable Securities distributed to the Partners shall equal their respective values on the dates of distribution of such Distributable Securities, determined in the manner specified in Section 3.04. The obligations of the Partners set forth in this Section 2.01(b) shall be binding upon all persons who received distributions from the Partnership during its term, regardless of whether such persons have forfeited their interests or otherwise withdrawn from the Partnership prior to the date of any call for capital pursuant to this Section 2.01(b). Notwithstanding anything to the contrary contained herein, no Partner shall be obligated to contribute to the capital of the Partnership pursuant to this Section 2.01(b) an aggregate amount in excess of the aggregate amount of the value (determined as of the date of distribution) of all cash and securities distributed by the Partnership to such Partner.

                  (c) Except as otherwise provided in this Section 2.01, no Partner shall be obligated or permitted to contribute any additional capital to the Partnership. No interest shall accrue on any contributions to the capital of the Partnership, and no Partner shall have the right to withdraw or to be repaid any capital contributed by it or to receive any other payment in respect of its interest in the Partnership, including without limitation as a result of the withdrawal of such Partner from the Partnership, except as specifically provided in this Agreement.

                  (d) There may be admitted to the Partnership, at any time and from time to time as determined by the General Partner, additional General Partners and/or Limited Partners, for payment of such consideration, if any, and with such Percentage Interest as shall be determined by the General Partner in its sole and absolute discretion. In connection with any admission of an additional Limited or General Partner, the Percentage Interests of the Partners shall be subject to modification as follows:




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                      (i) If the General Partner admits to the Partnership an
         additional General Partner or an additional Limited Partner which is not a Designated Person (as defined below), the Percentage Interest of the General Partners (but not the Limited Partners) immediately prior to the time of such admission shall be reduced by the Percentage Interest of such newly admitted Partner and such reduction shall be allocated among the existing General Partners proportionately based on their respective Percentage Interests immediately prior to any such admission.

                      (ii) If the General Partner admits to the Partnership an additional Limited Partner which is a Designated Person (as defined below), the Percentage Interest of the Limited Partners (but not the General Partners) immediately prior to the time of such admission shall be reduced by the Percentage Interest of such newly admitted Limited Partner and such reduction shall be allocated among the existing Limited Partners proportionately based on their respective Percentage Interests immediately prior to any such admission. A "Designated Person" shall mean a person admitted to the Partnership by the General Partner at the request of Limited Partners (by action of Limited Partners owning at least two-thirds of the Percentage Interests owned by all Limited Partners) (provided that, nothing shall obligate the General Partner to admit to the Partnership any Designated Person).

Subject to the foregoing, each Partner, and each person who is hereinafter admitted to the Partnership as a Partner, hereby (i) consents to the admission of any such person on such terms as the General Partner may determine, and to any amendment to this Agreement and/or the Partnership's Certificate of Limited Partnership which may be necessary or appropriate to reflect the admission of any such third party, and (ii) acknowledges that, in connection with any admission of any such person, such Partner's interest in allocations of Net Profits and Losses and distributions of cash, securities and/or other assets of the Partnership, and net proceeds upon liquidation of the Partnership, may be diluted or otherwise altered.

         2.02     DEFINITIONS.

For purposes of this Agreement, the following terms shall have the meanings ascribed to them in this Section 2.02:

                  (a) "Capital Account" means a separate account maintained for each Partner and adjusted in accordance with Regulations under Section 704 of the Internal Revenue Code of 1986, as amended (the "Code"). Consistent with such Regulations, the adjustments to such accounts shall include the following:

                      (i) There shall be credited to each Partner's Capital Account the amount of any cash actually contributed by such Partner to the capital of the Partnership, the fair market value of any property contributed by such Partner to the capital of the Partnership (net of any liabilities secured by such property that the Partnership is considered to assume or take subject to) and such Partner's share of the Net Profits of the Partnership and of any items in the nature of income or gain separately allocated to the Partners; and there shall be charged against each Partner's Capital Account the amount of all cash distributions to such Partner, the fair market value of any property distributed to such Partner by the Partnership (net of any liability secured by such property that the Partner is




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         considered to assume or take subject to) and such Partner's share of the Net Losses of the Partnership and of any items in the nature of losses or deductions separately allocated to the Partners.

                           (ii) If the Partnership at any time distributes any of its assets in-kind to any Partner, the Capital Account of each Partner shall be adjusted to account for that Partner's allocable share (as determined under Sections 2.03 and 2.04 below) of the Net Profits or Net Losses that would have been realized by the Partnership had it sold the assets that were distributed at their respective fair market values immediately prior to their distribution.

                  (b) "Net Profits" and "Net Losses" mean the taxable income or loss, as the case may be, for a period (or from a transaction) as determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be separately stated pursuant to Code Section 703(a)(1) shall be included in taxable income or loss) computed with the following adjustments:

                           (i) To the extent required by Treasury Regulations under Section 704(b) of the Code, if the "book value" of an asset differs from its adjusted basis for federal income tax purposes, items of gain, loss, and deduction shall be computed based upon the book value of the asset rather than upon the asset's adjusted bases for federal income tax purposes;

                           (ii) Any tax-exempt income received by the Partnership shall be included as an item of gross income;

                           (iii) The amount of any adjustments to the adjusted basis of any assets of the Partnership pursuant to Code Section 743 shall not be taken into account; and

                           (iv) Any expenditure of the Partnership described in Code Section 705(a)(2)(B) (including any expenditures treated as being described in Section 705(a)(2)(B) pursuant to Treasury Regulations under Code Section 704(b)) shall be treated as a deductible expense.

                  (c) "Partnership Capital" means the total equity account on the Partnership's balance sheet computed by determining the sum of all of the Partners' Capital Account balances determined immediately prior to the allocation to the Partners of any Net Profits pursuant to Section 2.03(a)(ii) or Net Losses pursuant to Section 2.03(b)(i) (including the amount of Net Profits or Net Losses deemed realized pursuant to Section 2.02(a) hereof upon a distribution of assets to the Partners) and increasing such amount by the aggregate amount of Net Profits then to be allocated to the Partners pursuant to
Section 2.03(a)(ii) or decreasing such amount by the aggregate amount of Net Losses then to be allocated to the Partners pursuant to Section 2.03(b)(i).

                  (d) "Percentage Interest" shall mean, for each Partner, the percentage interest set forth opposite his respective name on SCHEDULE A hereto, as the same may be modified from time to time pursuant to Section 6.04 hereof.



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         2.03     GENERAL ALLOCATIONS OF NET PROFITS AND NET LOSSES.

                  (a) Except as provided in Section 2.04 below (which shall be applied first), Net Profits of the Partnership shall be allocated as follows:

                           (i) First, to any Partners having negative Capital Account balances, in proportion to and to the extent of such negative balances; and

                           (ii) The balance, if any, to the Partners in such proportions and in such amounts as would result in the respective Capital Account balance of each Partner equaling, as nearly as possible, such Partner's share of the then Partnership Capital determined by calculating the amount the Partner would receive if an amount equal to the Partnership Capital were distributed to the Partners in accordance with the provisions of Section 3.02 hereof.

                  (b) Except as provided in Section 2.04 below (which shall be applied first), Net Losses of the Partnership shall be allocated among the Partners as follows:

                           (i) First, to each Partner with a positive Capital Account balance, in the amount of such positive balance; provided, however, that if the amount of Net Losses to be allocated is less than the sum of the Capital Account balances of all Partners having positive Capital Account balances, then the Net Losses shall be allocated to the Partners in such proportions and in such amounts as would result in the respective Capital Account balance of each Partner equaling, as nearly as possible, such Partner's share of the then Partnership Capital determined as set forth in Section 2.03(a)(ii) above; and

                           (ii) The balance, if any, to the Partners in proportion to their respective Percentage Interests.

                  (c) If the amount of Net Profits allocable to the Partners pursuant to Section 2.03(a)(ii) or the amount of Net Losses allocable to them pursuant to Section 2.03(b)(i) is insufficient to allow the Capital Account balance of each Partner to equal such Partner's share of the Partnership Capital, such Net Profits or Net Losses shall be allocated among the Partners in such a manner as to decrease the differences between the Partners' respective Capital Account balances and their respective shares of the Partnership Capital in proportion to such differences.

                  (d) Allocations of Net Profits and Net Losses provided for in this Section 2.03 shall generally be made as of the end of the fiscal year of the Partnership; provided, however, that allocations of Net Profits and Net Losses upon liquidation of the Partnership shall be made no later than immediately prior to the time that the distributions upon liquidation pursuant to Section 7.02 are made to the Partners.

         2.04     OVERRIDING ALLOCATIONS OF NET PROFITS AND NET LOSSES.

Notwithstanding the provisions of Section 2.03 above, the following allocations of Net Profits and Net Losses and items thereof shall be made in the order stated:

                  (a) If, during any year, a Partner receives any adjustment, allocation, or distribution that causes such Partner to have a negative balance in his or her Capital Account




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(computed with the adjustments described in Treasury Regulation Section
1.704-1(b)(2)(ii)(d)(4), (5) and (6)) that exceeds (in absolute dollar amount) the amount that such Partner is obligated (or deemed obligated pursuant to Treasury Regulation Sections 1.704-1 or 1.704-2) to contribute to the Partnership no later than upon liquidation of such Partner's interest in the Partnership, then items of gross income (computed with the adjustments set forth in clauses (i), (ii) and (iii) of Section 2.02(b)) for such year and, if necessary, subsequent years shall first be allocated to such Partner in an amount equal to such excess.

                  (b) In no event shall Net Losses of the Partnership be allocated to a Partner if such allocation would cause or increase a negative balance in such Partner's Capital Account (computed with the adjustments described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6)) that exceeds (in absolute dollar amount) the amount that such Partner is obligated (or is deemed obligated pursuant to Treasury Regulation Sections 1.704-1 or 1.704-2) to contribute to the Partnership no later than upon liquidation of such Partner's interest in the Partnership.

                  (c) The respective interests of the Partners in the Net Profits and Net Losses or items thereof shall remain as set forth above unless changed by amendment to this Agreement or by an assignment of an interest in the Partnership authorized by the terms of this Agreement. Except as otherwise provided herein or as required by Code Section 704, for tax purposes, all items of income, gain, loss, deduction or credit shall be allocated to the Partners in the same manner as are Net Profits and Net Losses.

         2.05 ALLOCATIONS UPON TRANSFER OR ADMISSION. In the event that a Partner acquires an interest in the Partnership either by transfer from another Partner or by acquisition from the Partnership, or the interests of the Partners are adjusted as contemplated by Section 6.04, there shall be a closing of the Partnership's books on the date of such transfer, acquisition or adjustment, and all Net Profits and Net Losses of the Partnership arising prior to such closing shall be allocated among the Partners without giving effect to such transfer, acquisition or adjustment, and the Net Profits and Net Losses of the Partnership arising from and after such closing shall be allocated among the Partners after giving effect to such transfer, acquisition or adjustment.

                                   ARTICLE III

                               CASH DISTRIBUTIONS

         3.01     DEFINITIONS. For purposes of this Agreement:

                  (a) "Distributable Cash" means, with respect to any fiscal period, the excess of all cash receipts of the Partnership from any source whatsoever, including the Partnership's share of cash distributions from the Funds and the proceeds to the Partnership from dispositions of Distributable Securities, over the sum of the following amounts:

                           (i) cash disbursements for accounting and bookkeeping services, costs of sales of assets, management fees and expenses, salaries and compensation payments, legal expenses, and any and all other items which are actually incurred by the Partnership and customarily considered to be "operating expenses";



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                           (ii) payments of interest, principal and premium and
         points and other costs of borrowing under any indebtedness of the Partnership;

                           (iii) capital expenditures of any type or kind, and costs and expenses incurred in connection with the operation (but not of the organization) of the Partnership; and

                           (iv) amounts set aside as reserves for working capital, contingent liabilities, or for any of the expenditures described in clauses (i), (ii) and (iii), or any other anticipated Partnership obligations which are deemed by the General Partner in its reasonable discretion to be necessary to meet the current and anticipated future needs of the Partnership.

The Partners agree and acknowledge that many of the expenditures of the types described in clauses (i), (ii) and (iii) above are subject to reimbursement to the Partnership by the Funds, and to the extent so reimbursed, will not be taken into account in determining the amount of the Partnership's Distributable Cash.


                  (b) "Distributable Securities" means the debt, equity or other securities, if any, which have been distributed to the Partnership by the Funds.

                  (c) "Priority Amount" means the excess of (i) 43.5% of the aggregate amount of the Direct Costs over (ii) the aggregate amount distributed or deemed distributed to the General Partner pursuant to Section 3.02(a) below; provided that, if at any time, as the result of the operation of
Section 6.04, the aggregate Percentage Interests of the Limited Partners equal 40.5%, the Priority Amount shall automatically be reduced to zero.

                  (d) "Direct Costs" means the aggregate amount of the direct costs and expenses incurred by The Pioneer Group, Inc. and/or any of its affiliates including without limitation, the General Partner (collectively, "PGI"), from and after January 1, 2000, in connection with the operation of the Funds and/or the Partnership; provided that, all such costs and expenses which are paid out of the Management Fees or are reimbursed by the Funds to PGI out of the Management Fees shall not constitute direct costs. For this purpose, the following costs and expenses shall constitute direct costs: (i) Pioneer Investment Poland's share of PioGlobal Corporation's salary, bonus, pension cost, health insurance, fringe benefits, telecommunications, travel and entertainment, and equipment/supplies expenses, net of Pioneer Investment Poland's share of PioGlobal Corporation's intercompany income exclusive of the Management Fee; and (ii) Pioneer Investment Poland's share of Pioneer International Corporation's computer depreciation, consulting fees, legal fees and organizational cost amortization; but the following costs shall NOT constitute direct costs: (x) Pioneer Investment Poland's allocable share of The Pioneer Group's group overhead allocation (including without limitation, salaries, benefits and space charges); or (y) amounts, if any, incurred in connection with the formation of any new venture capital entity by PGI. The General Partner shall determine the Direct Costs incurred by PGI in its reasonable judgment and consistent with its customary policies.

                  (e) "Management Fees" means the management fees and expense reimbursements payable by the Funds to Pioneering Management (Jersey) Limited (the




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"Manager"), pursuant to that certain Joint Management Agreement dated as of
January 20, 1995 (as from time to time amended and in effect).

         3.02 DISTRIBUTION OF DISTRIBUTABLE CASH AND DISTRIBUTABLE SECURITIES. Except as provided in Section 7.02(b) below, Distributable Cash and Distributable Securities shall be distributed to the Partners, at the times and in the amounts specified in Section 3.03 below, as follows:

                  (a) First, to the General Partner, until the Priority Amount has been reduced to zero; and

                  (b) The balance, if any, to the Partners in proportion to their respective Percentage Interests as of the date of any such distribution.

         3.03 TIMING AND AMOUNT OF DISTRIBUTIONS. Distributions of Distributable Cash and Distributable Securities shall generally be made within 30 days following receipt of the distributions from the Funds which generated such distributions; however, the General Partner, in its reasonable discretion, may determine to delay the timing of such distributions in order to enable the Partnership to manage its current and anticipated expenses.

         3.04 VALUATION OF SECURITIES. Distributable Securities and all other assets of the Partnership other than Distributable Cash which are distributed to the Partners shall be distributed based upon their respective fair market values, which shall be determined by the General Partner in its reasonable discretion. The General Partner may, but shall not be required to, rely on the valuation of Distributable Securities as determined by the Funds.

         3.05 DISTRIBUTIONS UPON TRANSFER OR ADMISSION. Distributable Cash, Distributable Securities, net proceeds upon liquidation and any other distributions shall be distributed among the Partners based upon the actual ownership of interests in the Partnership on the date of distribution.

                                   ARTICLE IV

                                   MANAGEMENT

         4.01 MANAGEMENT OF THE PARTNERSHIP. (a) Except to the extent otherwise specifically provided herein, the overall management and control of the business and affairs of the Partnership shall be vested exclusively in the General Partner, and the General Partner shall use ordinary and reasonable diligence in the management of Partnership business.

Except as provided to the contrary in this Agreement or in the Partnership Act, the General Partner shall have complete authority to make any and all decisions, execute and deliver any and all agreements and take any and all actions on behalf of the Partnership. Specifically, but not by way of limitation, and subject to the provisions of this Agreement and the Fund Agreements, the General Partner shall be authorized in the name of and on behalf of the Partnership, or in its own name and on its own behalf, or on behalf of the Partnership in its capacity as the general partner of either or both Funds, as appropriate:

                           (i) to invest the assets of the Funds in interests in, or debt or equity securities of, any corporation, partnership, joint venture or other business enterprise,


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
         consistent with the purpose of the Funds, in the manner and as provided in the Fund Agreements;

                           (ii) to vote, give assent and otherwise exercise all rights, powers, privileges and other incidents of ownership or possession with respect to (A) the Partnership's interest in the Fund, including approving or disapproving any matter, granting or withholding any consent, and making any decision on behalf of the Partnership in its capacity as the general partner of any Fund (including, without limitation, proposing or consenting to amendments to any Fund Agreement), and (B) the securities and other assets of the Partnership or any Fund; and to execute and deliver proxies or powers of attorney to such persons as the General Partner shall deem appropriate, granting to such persons such power and discretion with respect to such securities or other assets as the General Partner shall deem proper;

                           (iii) to exercise powers and rights which in any manner arise out of ownership of securities, including without limitation, subscription rights;

                           (iv) to hold any security or other assets in a form which does not indicate any particular owner, whether in bearer, unregistered or other negotiable form, or in the name of the Partnership or any Fund, as the case may be, a custodian, subcustodian or other depositary or a nominee or nominees;

                           (v) to provide advice with respect to restructurings, acquisitions, mergers, divestitures and changes in corporate management of any portfolio company in which any Fund has invested;

                           (vi) to consent to, participate in or initiate any plan for the reorganization, consolidation or merger of any portfolio company in which any Fund has invested, and consent to any contract, lease, mortgage, purchase or sale of property by such portfolio company;

                           (vii) to join with other security holders in acting through a committee, depositary, voting trustee or otherwise, and, in connection therewith, deposit any security with, or transfer any security to, any such committee, depositary or trustee, and delegate to any such person such power and authority with respect to any security owned by any Fund (whether or not so deposited or transferred) as the General Partner shall deem proper, and pay such portion of the expenses and compensation of such committee, depositary or trustee as the General Partner shall deem proper;

                           (viii) to hire or employ such agents, employees, managers, accountants, attorneys, consultants and other persons necessary or appropriate to carry out the business and operations of the Partnership and/or the Funds, and to pay fees, expenses, salaries, wages and other compensation to such persons;

                           (ix) to pay, extend, renew, modify, adjust, submit to arbitration, prosecute, defend or compromise, upon such terms as the General Partner may determine and upon such evidence as they may deem sufficient, any obligation, suit, liability, cause of action or claim, including taxes, either in favor of or against the Partnership and/or any Fund;

                           (x) to pay all organizational expenses and general and administrative expenses of the Partnership and/or any Fund;

                           (xi) to engage in any kind of activity and to perform and carry out contracts of any kind necessary to, or in connection with, or incidental to the accomplishment of the purposes of the Partnership and/or the Funds;





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
                           (xii) to pay any and all fees and to make any and all expenditures which they, in their sole discretion, deem necessary or appropriate in connection with the organization of the Partnership and/or the Funds, the management of the affairs of the Partnership and/or the Funds, and the carrying out of their obligations and responsibilities under this Agreement and the Fund Agreements;

                           (xiii) to cause to be obtained and continued in force all policies of insurance required by any agreement relating to the Partnership's and/or the Funds' business or any part thereof, or determined by the General Partner to be in the best interests of the Partnership and/or the Funds;

                           (xiv) to cause to be paid any and all taxes, charges and assessments that may be levied, assessed or imposed upon any of the assets of the Partnership and/or the Funds, unless the same are contested by the General Partner; and

                           (xv) to exercise all powers and authority granted by the Partnership Act to general partners.

                  (b) With respect to all of its obligations, powers, and responsibilities under this Agreement, the General Partner is authorized, in the name and on behalf of the Partnership, to execute, deliver, and perform the terms, covenants and obligations of, such notes and other evidences of indebtedness, contracts, agreements, assignments, deeds, leases, loan agreements, mortgages, and other security instruments and agreements as it deems proper, all on such terms and conditions as it deems proper. The General Partner may authorize any other person, by resolution or other writing, to act in the name and on behalf of the Partnership.

                  (c) The General Partner shall be the tax matters partner for the Partnership pursuant to Code Sections 6221 through 6231.

         4.02 SERVICES OF PARTNERS. Subject to the provisions of this Agreement, each of the Partners may engage in, invest in, and possess an interest in other business ventures of any and every type and description, including, without limitation, the ownership, operation, financing, and management of ventures of any type or kind, including ventures which may compete with the Partnership or the Funds, independently or with others, and neither the Partnership nor any Partner shall by virtue of this Agreement have any right, title or interest in or to such independent ventures.

         4.03 EXCULPATION. Neither the General Partner nor any of its employees or agents, nor any person (including any Limited Partner) who, at the request of the General Partner or the Partnership, serves as a director, officer, employee or agent of any company in which the Funds have invested (a "Portfolio Company"), shall be liable to the Partnership or any Limited Partner for any act or omission performed or omitted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Partnership or the Funds, provided that such act or omission was not in violation of the provisions of this Agreement and did not constitute gross negligence, willful malfeasance or fraud or, if such act or omission is alleged to be criminal in nature, such person did not have reasonable cause to believe his conduct was unlawful. Such person may consult with legal counsel selected by such person and shall be fully protected, and shall incur no liability to the Partnership or any Limited Partner, in acting or refraining to act in good faith in reliance upon the opinion or advice of such counsel.

         4.04 INDEMNIFICATION.

                  (a) The Partnership shall indemnify (but only to the extent of and out of Partnership assets) the General Partner, and each person (including any Limited Partner) who, at the request of the General Partner or the Partnership, serves as a director, officer, employee or agent of any Portfolio Company, or who otherwise provides services to the Partnership and/or the Funds at the request of the General Partner, and each of their respective employees and agents (each Partner and each such other person being hereinafter referred to as an "Indemnified Person") against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Indemnified Person in connection with any claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, before or by any court or any administrative or legislative body or authority, in which the Indemnified Person is involved, as a party or otherwise, or with which the Indemnified Person may be threatened, either during the Indemnified Person's incumbency or thereafter, by reason of the Indemnified Person's direct or indirect involvement with the Partnership and/or the Funds; provided, that the Indemnified Person (i) acted in good faith and in a manner which the Indemnified Person reasonably believed to be in or not opposed to the best interests of the Partnership or the Funds, (ii) was not guilty of gross negligence, willful malfeasance or fraud with respect to the act or omission which resulted in the matter for which indemnification is sought, and (iii) with respect to any criminal action or proceeding, the Indemnified Person had no reasonable cause to believe that his conduct was unlawful. Notwithstanding the foregoing, with respect to any claim, action, or suit by or in the right of the Partnership to procure a judgment in its favor against an Indemnified Person by reason of the Indemnified Person's direct or indirect involvement with the Partnership and/or the Funds, (1) indemnification shall be limited to expenses (including attorney's fees) actually and reasonably incurred by such Indemnified person in connection with the defense or settlement of such claim, action, or suit, and
(2) no indemnification shall be made in respect of any claim as to which the Indemnified Person has been finally adjudged to be liable to the Partnership unless the court in which such action or suit was brought determines, under the circumstances, that indemnification is warranted.

The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that (y) the Indemnified Person did not act in good faith and in a manner which the Indemnified Person reasonably believed to be in or not opposed to the best interests of the Partnership, or
(z) with respect to any criminal action or proceeding, the Indemnified Person had reasonable cause to believe that his conduct was unlawful.

                  (b) Expenses, including attorneys' fees, incurred by an Indemnified Person in defending any civil, criminal, administrative or investigative claim, action, suit or proceeding may be paid by the Partnership in advance of the final disposition of such claim, action, suit or proceeding upon receipt of a written undertaking by or on behalf of the Indemnified Person that the amounts so paid shall be repaid to the Partnership if it is ultimately determined that indemnification on account of such expenses is not authorized under this Section 4.04.

                  (c) The rights provided by this Section 4.04 shall not be exclusive of, and shall not affect, any other indemnification or other rights to which an Indemnified Person may be entitled; provided, that the Partnership shall not grant to any Indemnified Person indemnification rights which are more favorable to the Indemnified Person than those set forth in this Section 4.04.

                  (d) The Partnership may grant to any person who, at the request of the Partnership, serves as a director, officer, employee or agent of any Portfolio Company indemnification rights on such terms as the General Partner may determine; provided, that such rights shall not be more favorable to such Person than those set forth in this Section 4.04 with respect to Indemnified Persons.

                  (e) The rights provided by this Section 4.04 shall not be construed to increase the liability of Limited Partners as set forth in Section 4.06.

                  (f) The rights provided by this Section 4.04 shall inure to the benefit of the heirs, executors, administrators, successors and assigns of each Indemnified Person.

         4.05 LIMITATIONS ON LIMITED PARTNERS. Except for the matters specifically enumerated in this Agreement, the Limited Partners, in their capacities as Limited Partners, shall not: (a) be permitted to take part in the control of the business or affairs of the Partnership; (b) have any voice in the management or operation of the Partnership's business or property; or (c) have the authority or power to act as an agent for or on behalf of the Funds, the Partnership or any other Partner, to do any act which would be binding on the Fund, the Partnership or any other Partner, or to incur any expenditures on behalf of or with respect to the Funds or the Partnership.

         4.06 LIABILITY OF LIMITED PARTNERS. So long as they comply with the provisions of Section 4.05, the liability of the Limited Partners for the losses, debts and obligations of the Partnership shall be limited to their respective capital contribution obligations; provided, however, that under applicable law, the Limited Partners may under certain circumstances be liable to the Partnership to the extent of previous distributions made to them in the event that the Partnership does not have sufficient assets to discharge its liabilities.

         4.07     REIMBURSEMENT.

                  (a) All out-of-pocket expenses incurred by the General Partner in connection with the Partnership's business (other than overhead and similar expenses of the General Partner) shall be paid by the Partnership or reimbursed to the General Partner by the Partnership.

                  (b) None of the Partners shall, by virtue of their ownership of an interest in the Partnership, be entitled to compensation for services rendered to the Partnership, except for their rights to receive distributions as provided in this Agreement.


                                    ARTICLE V

                        BOOKS, RECORDS AND BANK ACCOUNTS

5.01 BOOKS AND RECORDS. The Partnership shall keep just and true books of account with respect to the operations of the Partnership. Such books shall be maintained at the office of the Partnership, or at such other place as the General Partner shall determine, and all Partners, and their duly authorized representatives, shall upon reasonable notice and during regular business hours have access to such books as well as any information required to be made available to the Partners under the Partnership Act.

     5.02 ACCOUNTING BASIS AND FISCAL YEAR. The Partnership's books shall be kept on the accrual method of accounting, or on such other method of accounting as the General Partner may from time to time determine, and shall be closed and balanced at the end of each Partnership year. The same method of accounting shall be used for both Partnership accounting and tax purposes. The fiscal year of the Partnership shall be the calendar year, or such other fiscal year as the General Partner may from time to time determine or as may be required under applicable tax laws.

     5.03 REPORTS. Each fiscal year, the General Partner shall cause to be prepared and sent to the Partners a financial report of the Partnership, including (x) a balance sheet and a profit and loss statement, and, if such profit and loss statement is not prepared on a cash basis, a statement of changes in financial position, and (y) such additional information as the General Partner may determine. Such report shall be delivered to the Partners within 90 days following the end of each fiscal year of the Partnership. The financial information described in clause (x) of the preceding sentence may, but shall not be required to be, audited by an independent certified public account, but if any of such information is audited, any such audit shall be conducted at Partnership expense.

After the end of each fiscal year, the Partnership shall furnish all Partners with such information as may be needed to enable the Partners to file their federal income tax returns and any required state income tax returns. Such tax information shall be delivered to the Partners within 90 days following the end of each fiscal year of the Partnership.

The cost of all such reporting, if any, shall be paid by the Partnership as a Partnership expense. Any Partner may, at any time, at its own expense, cause an audit of the Partnership books to be made by a certified public accountant of its own selection. All expenses incurred by such accountant shall be borne by such Partner.

     5.04 BANK ACCOUNTS. The General Partner shall be responsible for causing one or more accounts to be maintained in a bank (or banks) selected by the General Partner, which accounts shall be used for the payment of the expenditures incurred by the General Partner in connection with the business of the Partnership (and for payment of expenditures by the Partnership on behalf of, or in its capacity as the general partner of the Funds), and in which shall be deposited any and all cash receipts. All deposits and funds not needed for the operations of the Partnership may be invested in short-term investments, including securities issued or fully guaranteed by United States government agencies, certificates of deposit of banks, money market funds, interest-bearing time deposits in banks and thrift institutions and such other similar investments as the General Partner may determine. All such amounts shall be and remain the property of the Partnership, and shall be received, held and disbursed by the General Partner for the purposes specified in this Agreement. There shall not be deposited in any of said accounts any funds other than funds belonging to the Partnership, and no other funds shall in any way be commingled with such funds.

                                   ARTICLE VI

                       TRANSFERS OF INTERESTS OF PARTNERS

         6.01     SUBSTITUTION AND ASSIGNMENT OF LIMITED PARTNERS' INTEREST.

                  (a) No Limited Partner may sell, transfer, assign, pledge, or otherwise dispose of all or any part of its interest in the Partnership (whether voluntarily, involuntarily or by operation of law) unless the General Partner shall have previously consented to such assignment in writing, the granting or denying of which consent shall be in the General Partner's absolute discretion.

No assignment of the interest of a Limited Partner shall be made if, in the opinion of counsel to the Partnership, such assignment (i) may not be effected without registration under the Securities Act of 1933, as amended (the "Securities Act"), (ii) would result in the violation of any applicable state securities laws, (iii) unless consented to by the General Partner, would result in a termination of the Partnership under Section 708 of the Code or (iv) unless consented to by the General Partner, would result in the treatment of the Partnership as an association taxable as a corporation or as a "publicly-traded limited partnership" for U. S. federal tax purposes. The Partnership shall not be required to recognize any such assignment until the instrument conveying such interest has been delivered to the General Partner for recordation on the books of the Partnership. Unless an assignee becomes a substituted Limited Partner in accordance with the provisions of Section 6.01(b), it shall not be entitled to any of the rights granted to a Limited Partner hereunder, other than the right to receive all or part of the share of the net profits, net losses, cash distributions or returns of capital to which his assignor would otherwise be entitled.

                  (b) An assignee of the interest of a Limited Partner, or any portion thereof, shall become a substituted Limited Partner entitled to all the rights of a Limited Partner if, and only if:

                           (i) the assignor gives the assignee such right;

                           (ii) the General Partner consents to such substitution, the granting or denying of which consent shall be in the General Partner's absolute discretion;

                           (iii) the assignee pays to the Partnership all costs and expenses incurred in connection with such substitution, including specifically, without limitation, costs incurred in the review and processing of the assignment and in amending the Partnership's then current Certificate and/or Agreement of Limited Partnership, if required; and

                           (iv) the assignee executes and delivers such instruments, in form and substance satisfactory to the General Partner, as the General Partner may deem necessary or desirable to effect such substitution and to confirm the agreement of the assignee to be bound by all of the terms and provisions of this Agreement.

                  (c) The Partnership and the General Partner shall be entitled to treat the record owner of any Partnership interest as the absolute owner thereof in all respects, and shall incur no liability for distributions of cash or other property made in good faith to such owner until such time as a written assignment of such interest has been received and accepted by the General Partner and recorded on the books of the Partnership. The General Partner may refuse to accept an assignment until the end of the next successive quarterly accounting period. In no event shall any partnership interest, or any portion thereof, be sold, transferred or assigned to a minor or incompetent, and any such attempted sale, transfer or assignment shall be void and ineffectual and shall not bind the Partnership or any General Partner.

         6.02 WITHDRAWAL OF GENERAL PARTNER. The General Partner may (i) voluntarily withdraw or retire from the Partnership or (ii) voluntarily assign, transfer or pledge all or any portion of its interest in the Partnership, in each case without the prior written consent or approval of any other Partner.

         6.03 ADDITIONAL OR SUBSTITUTED GENERAL PARTNERS. Additional or substituted General Partners may be admitted to the Partnership as substituted or additional general partners at any time with the written approval of all persons then serving as General Partners, and without the consent or approval of any other Partner. Each person who is or hereafter may be admitted to the Partnership as a Limited Partner, by its execution of this Agreement or an amendment hereto hereby consents to any such admission and substitution.

         6.04     MODIFICATION OF PERCENTAGE INTERESTS OF LIMITED PARTNERS.

                  (a) If an Event of Forfeiture (as hereinafter defined) occurs with respect to any Limited Partner prior to the date on which 100% of such Limited Partner's interest in the Partnership is vested (as determined in accordance with this Section 6.04 and SCHEDULE B hereto), such Limited Partner's Percentage Interest in the Partnership shall be reduced to a percentage determined in the manner specified on SCHEDULE B hereto and a proportionate portion of its Capital Account balance shall be eliminated. A Limited Partner's "Vested Percentage Interest" as of any particular date shall mean the percentage to which such Limited Partner's Percentage Interest in the Partnership would be reduced pursuant to the preceding sentence if an Event of Forfeiture were to occur as of such date.

If and to the extent that the Percentage Interest and Capital Account balance of any Limited Partner is forfeited as a result of the operation of this Section 6.04(a), the Percentage Interests and Capital Account balances of the other Partners, exclusive of the Percentage Interests and Capital Account balances of Limited Partners for whom an Event of Forfeiture has occurred, shall be adjusted as follows:

                           (i) 100% of the amount of the forfeited Percentage Interest (and the associated Capital Account balance) shall be allocated to the General Partner until such time as its aggregate Percentage Interest in the Partnership is increased to 59.5%; and

                           (ii) The balance, if any, of the forfeited Percentage Interest (and the associated Capital Account balance) shall be allocated among all other Limited Partners (other than Limited Partners for whom an Event of Forfeiture has occurred). The aggregate increases in Percentage Interests and Capital Account balances of such other Limited Partners shall be allocated among such Limited Partners pro rata based on their respective Percentage Interests as in effect immediately prior to the occurrence of the Event of Forfeiture which resulted in the adjustment contemplated by this paragraph.

                  (b) For purposes of this Agreement, an "Event of Forfeiture" with respect to a Limited Partner shall mean and shall be deemed to have occurred in the event that:

                           (1) Such Limited Partner dies;

                           (2) Such Limited Partner becomes disabled (as hereinafter defined), or a conservator or guardian is appointed for the benefit of such Limited Partner or his property;

                           (3) Such Limited Partner voluntarily ceases to render services to the Partnership or the Funds (whether as a consultant, an employee or a management board member of Pioneering Management (Jersey) Limited (the "Management Company") or to Pioneer Investments Poland Sp. z o. o. or to any other affiliate of The Pioneer Group, Inc. which provides services (directly or indirectly) to the Funds);

                           (4) Such Limited Partner is required by the General Partner to cease to provide services to the Partnership (with or without cause).

For purposes of clause (2) above, a Limited Partner shall be deemed to be disabled if he is unable, as a result of mental or physical incapacity, to render services to the Partnership on a regular ongoing basis for a period of 90 days.

Determinations as to whether an Event of Forfeiture has occurred with respect to any Limited Partner (including any determination under clause (4) above regarding cessation of services) shall be made by the General Partner, in its sole and absolute discretion.

                                   ARTICLE VII

                           DISSOLUTION AND TERMINATION

         7.01     EVENTS OF DISSOLUTION.

                  (a)      The Partnership shall be dissolved:

                           (i) upon the occurrence of any event of withdrawal (as defined in the Partnership Act) of any person then serving as a General Partner of the Partnership, subject to the right to continue the Partnership described below;

                           (ii) upon the sale or other disposition of all of the Partnership's assets;

                           (iii) upon the dissolution and termination of both of the Funds unless either or both Funds are continued following any dissolution in accordance with the Fund Agreements;

                           (iv) upon the occurrence of any other event which causes the dissolution of the Partnership under the Partnership Act, subject to any right to continue the Partnership provided in the Partnership Act; or

                           (v) in any event, at 12:00 midnight on December 31, 2020.

                  (b) (i) Notwithstanding the occurrence of an event specified in Section 7.01(a)(i), the Partnership shall not be dissolved and its business and affairs shall not be discontinued, and the Partnership shall remain in existence as a limited partnership under the laws of State of Delaware, U.S.A., if the remaining General Partners, if any, or if none, the

Limited Partners, unanimously elect within 90 days after such occurrence to continue the Partnership hereunder. If such election to continue the Partnership and its business is made by such persons, (i) such persons shall also choose a new General Partner or Partners and (ii) the interest of the General Partner shall be converted into a nonforfeitable special limited partnership interest in the Partnership with the same economic rights as are attributable to the former General Partner's interest.

                  (c) Dissolution of the Partnership shall be effective on the day on which the event occurs giving rise to the dissolution, but the Partnership shall not terminate until the Partnership's Certificate of Limited Partnership shall have been cancelled and the assets of the Partnership shall have been distributed as provided herein. Notwithstanding the dissolution of the Partnership, prior to the termination of the Partnership, as aforesaid, the business of the Partnership and the affairs of the Partners, as such, shall continue to be governed by this Agreement. The General Partner (or, if there is no remaining General Partner, a liquidator appointed by Limited Partners owning a majority of the total Percentage Interests owned by all Limited Partners (a "majority in interest of the Limited Partners"), the General Partner or such liquidator being hereinafter referred to as the "Liquidator"), shall liquidate the assets of the Partnership, apply and distribute the proceeds thereof as contemplated by this Agreement and cause the cancellation of the Partnership's Certificate of Limited Partnership.

         7.02     DISTRIBUTIONS UPON LIQUIDATION.

                  (a) After payment of liabilities owing to creditors, the Liquidator shall set up such reserves as it deems reasonably necessary for any contingent or unforeseen liabilities or obligations of the Partnership. Said reserves may be paid over by the Liquidator to a bank, to be held in escrow for the purpose of paying any such contingent or unforeseen liabilities or obligations and, at the expiration of such period as the Liquidator may deem advisable, such reserves shall be distributed to the Partners or their assigns in the manner set forth in subsection (b) below.

                  (b) After paying such liabilities and providing for such reserves, the Liquidator shall cause the remaining net assets of the Partnership to be distributed to all Partners with positive Capital Account balances (after such balances have been adjusted to reflect the allocation of Net Profits or Net Losses pursuant to Section 2.03 and Section 2.04 for the period ending on the date of the liquidation), in proportion to and to the extent of such positive balances. In the event that any part of such net assets consists of notes or accounts receivable or other non-cash assets, the Liquidator shall take whatever steps it deems appropriate to convert such assets into cash or into any other form which would facilitate the distribution thereof. If any assets of the Partnership are to be distributed in kind, the value of such assets shall be determined in the manner provided in Section 3.04.

                                  ARTICLE VIII

                                  MISCELLANEOUS

         8.01 NOTICES. Any and all notices, requests, elections, consents or demands permitted or required to be made under this Agreement shall be in writing, signed by the person giving such notice, request, election, consent or demand and shall be delivered personally, or sent by telecopy, registered or certified mail, or by overnight mail, Federal Express or other similar commercial overnight courier, to the Partnership, at its principal place of business as specified in Section 1.04 hereof, and to any Partner at its address set forth on SCHEDULE A hereto, or at such other address as may be supplied by written notice given in conformity with the terms of this
Section 8.01. The business day following the date of the telecopy receipt confirmation, the date of personal delivery, or the business day following the date of mailing or delivery to an overnight courier, as the case may be, shall be the date of such notice.

         8.02 SUCCESSORS AND ASSIGNS. Subject to the restrictions on transfer set forth herein, this Agreement, and each and every provision hereof, shall be binding upon and shall inure to the benefit of the Partners, their respective successors, successors-in-title, heirs and assigns, and each and every successor-in-interest to any Partner, whether such successor acquires such interest by way of gift, purchase, foreclosure, or by any other method, shall hold such interest subject to all of the terms and provisions of this Agreement.

         8.03     AMENDMENTS. Amendments may be made to this Agreement:

                  (a) By a writing duly executed by the General Partner and by Limited Partners owning a majority of the Percentage Interests owned by all Limited Partners; provided that, any such amendment: (1) shall not in any manner allow the Limited Partners to take part in the control of the Partnership's business or otherwise modify their limited liability, (2) shall not increase the liability or obligations of any Partner without the specific consent of such Partner, (3) shall not reduce the Percentage Interest of any Partner without the specific consent of such Partner, except for reductions effectuated in accordance with the provisions of Section 2.01(d) and/or 6.04, and (4) shall not alter the limitations set forth in clauses (1), (2) or (3) or this clause (4).

                  (b) By the General Partner, without the consent or approval of any other Partner, to amend this Agreement to reflect transfers of interests made pursuant to and in accordance with Article IV, to reflect admission of additional Limited and/or General Partners pursuant to Sections 2.01(d) and/or 6.03, to reflect withdrawal of or transfers of the interests of the General Partner pursuant to Section 6.02, and to reflect modifications of the Percentage Interests of the Partners pursuant to and in accordance with
Section 2.01(d) and/or 6.04.

                  (c) By the General Partner, without the consent or approval of the Limited Partners, (1) to add to its duties or obligations or surrender any right or power granted to it herein; (2) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein or to make any other provisions with respect to matters or questions arising under this Agreement which will not be inconsistent with the provisions of this Agreement; and (3) to delete or add any provision of this Agreement required to be so deleted or added by any Federal agency or by a state "Blue Sky" commissioner or similar such official, which addition or deletion is deemed by such agency or official to be for the benefit or protection of the Limited Partners.

                  (d) By the General Partner, without the consent or approval of any other Partner, to amend appropriate provisions of this Agreement if the Partnership is advised at any time by its legal counsel that the allocations of profits and losses provided for in Sections 2.03 and 2.04 hereof are unlikely to be respected for federal income tax purposes, either because of the promulgation and adoption of Treasury Regulations under Code Section 704 or other developments in applicable law. In making any such amendment, the General Partner shall use its best efforts to effect as little change in the economic and tax arrangements among the Partners as it shall determine in its sole discretion to be necessary to provide for allocations of profits and losses to the Partners which he believes will be respected for federal income tax purposes. Any amendments made by the General Partner pursuant to this subsection 8.03(d) shall be deemed to be made pursuant to the fiduciary obligation of the General Partner to the Partnership, the General Partner and the Limited Partners, and no such amendment shall give rise to any claim or cause of action by any General Partner or any Limited Partner.

         (e) By a writing duly executed by such other number or percentage of General and/or Limited Partners as may be specifically provided for in this Agreement.

         8.04 PARTITION. The Partners hereby agree that no Partner nor any successor-in-interest to any Partner, shall have the right while this Agreement remains in effect to have the property of the Partnership partitioned, or to file a complaint or institute any proceeding at law or in equity to have the property of the Partnership partitioned, and each Partner, on behalf of himself, his successors, representatives, heirs and assigns, hereby waives any such right. It is the intention of the Partners that during the term of this Agreement, the rights of the Partners and their successors-in-interest, as among themselves, shall be governed by the terms of this Agreement, and that the right of any Partner or successor-in-interest to assign, transfer, sell or otherwise dispose of his interest in the Partnership shall be subject to the limitations and restrictions of this Agreement.

         8.05 NO WAIVER. The failure of any Partner to insist upon strict performance of a covenant hereunder or of any obligation hereunder, irrespective of the length of time for which such failure continues, shall not be a waiver of such Partner's right to demand strict compliance in the future. No consent or waiver, express or implied, to or of any breach or default in the performance of any obligation hereunder, shall constitute a consent or waiver to or of any other breach or default in the performance of the same or any other obligation hereunder.

         8.06 ENTIRE AGREEMENT. This Agreement constitutes the full and complete agreement of the parties hereto with respect to the subject matter hereof.

         8.07 CAPTIONS. Titles or captions of Articles or sections contained in this Agreement are inserted only as a matter of convenience and for reference, and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.

         8.08 COUNTERPARTS. This Agreement may be executed in a number of counterparts, all of which together shall for all purposes constitute one Agreement, binding on all the Partners notwithstanding that all Partners have not signed the same counterpart.

         8.09 APPLICABLE LAW. This Agreement and the rights and obligations of the parties hereunder shall be governed by and interpreted, construed and enforced in accordance with the internal laws of the State of Delaware, U.S.A. (without regard to choice of law principles).

8.10 GENDER, ETC. In the case of all terms used in this Agreement, the singular shall include the plural and the masculine gender shall include the feminine and neuter, and vice versa, as the context requires.

         8.11 THIRD PARTY BENEFICIARIES; CREDITORS. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditor of any Partner or of the Partnership other than a Partner who is such a creditor of the Partnership.

      8.12 POWER OF ATTORNEY. Each Limited Partner, including any additional or substituted Limited Partner, by the execution of this Agreement or any counterpart thereof, does hereby irrevocably constitute and appoint the General Partner, and any person or entity which becomes an additional or substituted General Partner of the Partnership, and any of the foregoing acting alone, in each case with full power of substitution, his true and lawful agent and attorney-in-fact, with full power and authority in his name, place and stead, to make, execute, acknowledge, swear to, deliver, file and record such documents and instruments as may be necessary or appropriate to carry out the provisions of this Agreement, including, but not limited to, (i) such amendments to this Agreement and/or the Partnership's Certificate of Limited Partnership, as amended from time to time, as are necessary to effectuate the provisions of Sections 2.01(d) and 6.04 of this Agreement or to admit to the Partnership a substituted or additional Partner pursuant to Article VI hereof, (ii) all fictitious or assumed name certificates required or permitted to be filed on behalf of the Partnership and (iii) all other instruments which may be required or permitted by law to be filed on behalf of the Partnership. The foregoing power of attorney is coupled with an interest and shall be irrevocable and survive the death or incapacity of any Limited Partner.

      8.13 FIRM NAME AND GOODWILL. The Partnership name and goodwill shall, as among the Partners, shall belong to the General Partner or any successor thereof, and no other Partner shall have any right or claim individually to the use thereof.

      8.14 PROPRIETARY INFORMATION. This Agreement and all financial statements, tax reports, portfolio valuations and reviews or analyses of potential or actual investments and all other documents and information concerning the affairs of the Partnership and the Funds and their investments, including information about the entities in which such investments are made by the Funds (collectively, the "Information"), that any Partner may receive pursuant to or in accordance with this Agreement, or otherwise as a result of its ownership of an interest in the Partnership, are confidential and the property of the Partnership and/or the Funds. No Partner shall reproduce any of the Information or portion thereof or make the contents thereof available to any third party other than such Partner's legal, accounting or investment advisers and representatives (collectively, "Advisers") without the prior written consent of the General Partner, except (i) to the extent compelled to do so in accordance with applicable law, (ii) such Information may be used in order to perform such Partner's duties as an employee of or other provider of services to the Funds or the Partnership, or (iii) with respect to Information which otherwise becomes publicly available other than through breach of this provision by a Partner. Each Partner agrees that he or she will cause his or her Advisers to abide by the aforesaid provisions of this
Section 8.14.

         8.15 DEFINITIONS. The definitions of the terms used in this Agreement are set forth in the Sections of this Agreement listed below:

         Capital Account                             2.02(a)
         Code                                        2.02(a)
         disabled                                    6.04(b)
         Distributable Cash                          3.01(a)
         Distributable Securities                    3.01(b)
         Event of Forfeiture                         6.04
         Fund(s)                                     1.03
         Fund Agreement(s)                           1.03
         General Partner                             Recital
         Information                                 8.14
         Limited Partner(s)                          Recital
         Liquidator                                  7.01
         majority in interest of the
              Limited Partners                       7.01(c)
         Management Company                          6.04(b)
         Net Losses                                  2.02(b)
         Net Profits                                 2.02(b)
         Partner(s)                                  Recital
         Partnership                                 Recital
         Partnership Act                             1.01
         Partnership Capital                         2.02(c)
         Percentage Interest                         2.02(d)
         Portfolio Company                           4.03
         Securities Act                              6.01
         UK Fund                                     1.03
         UK Fund Agreement                           1.03
         US Fund                                     1.03
         US Fund Agreement                           1.03
         Vested Percentage Interest                  6.04
         Vesting Termination Date                    SCHEDULE B

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                    GENERAL PARTNER:

                                    PIONEER POLAND U.S. (JERSEY) LIMITED
                                    By /s/  Peter A.N. Bailey
                                       ---------------------------
                                    Name   Peter A.N. Bailey
                                    Title  Director


                                    LIMITED PARTNERS:

                                      /s/  Krzysztof Chudek
                                    -----------------------------
                                    Krzysztof Chudek


                                     /s/ Blazej Dymaczewski
                                    -----------------------------
                                    Blazej Dymaczewski


                                     /s/  Richard Engel
                                    -----------------------------
                                    Richard Engel


                                     /s/ Andrzej Gluchowski
                                    -----------------------------
                                    Andrzej Gluchowski


                                     /s/  David Grassetti
                                    -----------------------------
                                    David Grassetti


                                     /s/  Helen Grela
                                    -----------------------------
                                    Helen Grela


                                     /s/ David N. Hartford
                                    -----------------------------
                                    David N. Hartford


                                     /s/ Anna Owczarczyk
                                    -----------------------------
                                    Anna Owczarczyk


                                     /s/ Przemek Szczypanski
                                    -----------------------------
                                    Przemek Szczypanski


                                     /s/  Wojciech Rychlicki
                                    -----------------------------
                                    Wojciech Rychlicki

                                     /s/ Anna Solarska
                                    -----------------------------
                                    Anna Solarska

                                   SCHEDULE A

                       PARTNERS NAMES, BUSINESS ADDRESSES,
                 CAPITAL CONTRIBUTIONS AND PERCENTAGE INTERESTS


GENERAL PARTNER

                                         PERCENTAGE              CAPITAL
NAME AND BUSINESS ADDRESS                 INTEREST            CONTRIBUTION

Pioneer Poland U.S. (Jersey)              59.50%                $595.00
  Limited
La Motte Chambers
St. Helier
Jersey, Channel Islands  JE1 1BJ

with a copy to:
The Pioneer Group, Inc.
60 State Street
Boston, MA  02109


LIMITED PARTNERS


                                         PERCENTAGE             CAPITAL
NAME AND BUSINESS ADDRESS                 INTEREST            CONTRIBUTION

Krzysztof Chudek                           1.50%                $15.00
ul. Suwalska 26A/21
03-252 Warszawa, Poland

Blazej Dymaczewski                         2.00%                $20.00
Osiedle Natolin Bis
Natolin 1A, dom nr 3
05-825 Grodzisk Mazowiecki, Poland

Richard Engel                              8.00%                $80.00
ul. Janczarow 26
02-960 Warszawa, Poland
and
40094 136th Street
Groton, South Dakota  57445-6022

Andrzej Gluchowski                         3.00%                $30.00
ul. Rynkowa 10
05-816 Michalowice, Poland
and
1275 N. Chrisden Street
#F-210
Anaheim Hills, CA  92807

David Grassetti                            3.00%                $30.00
ul. Niegolewskiego 10
01-570 Warszawa, Poland
and
2205 Boston Road, #L-116
Wilbraham, MA  01095

Helen Grela                                2.00%                $20.00
ul. Fabryczna 16/22 m. 91
03-352 Warszawa, Poland
and
49 College Cross
London N1 1PT, England

David N. Hartford                         15.00%               $150.00
3113 Grimes Ranch Road
Austin, TX  78732

Anna Owczarczyk                            1.00%                $10.00
ul. Gandhiego 27/39
02-645 Warszawa, Poland

Przemek Szczepanski                        1.00%                $10.00
ul. Okrzei 16/35
76-300 Zyrardow, Poland

Wojciech Rychlicki                         2.00%                $20.00
ul. Opaczewska 67 m.7
02-201 Warszawa, Poland

Anna Solarska                              2.00%                $20.00
Al. Solidarnosci 71 m.57
00-090 Warszawa, Poland

                                   SCHEDULE B

                      VESTING FORMULA FOR LIMITED PARTNERS

1. REDUCTION OF PERCENTAGE INTEREST. If an Event of Forfeiture with respect to a Limited Partner occurs, such Limited Partner's Percentage Interest shall be reduced to such Limited Partner's Vested Percentage Interest, determined as hereinafter provided and a proportionate portion of such Limited Partner's Capital Account balance shall similarly be eliminated.

2. VESTED PERCENTAGE INTEREST.

                  (a) DAVID N. HARTFORD. The Vested Percentage Interest of David
         N. Hartford ("Hartford") shall be determined as follows. Hartford's Vested Percentage Interest shall equal 90% of his Percentage Interest immediately prior to the occurrence of the Event of Forfeiture if the Event of Forfeiture occurs on or before February 28, 2000, and 100% of his Percentage Interest immediately prior to the occurrence of the Event of Forfeiture if the Event of Forfeiture occurs after February 28, 2000.

                  (b) KRZYSZTOF CHUDEK, ANNA OWCZARCZYK, WOJCIECH RYCHLICKI AND PRZEMEK SZCZEPANSKI. The Vested Percentage Interest of each of Krzysztof Chudek, Anna Owczarczyk, Wojciech Rychlicki and Przemek Szczepanski (the "Employees") shall be determined as follows. Each Employee's Vested Percentage Interest shall equal (x) 100% of such Employee's Percentage Interest (immediately prior to the occurrence of the Event of Forfeiture) multiplied by (y) a fraction (which shall never be greater than one) (A) the numerator of which shall equal the number of whole calendar years which shall have elapsed from January 1, 1999 through the Vesting Termination Date (as defined below), and (B) the denominator of which shall be five.

                  (c) BLAZEJ DYMACZEWSKI AND ANNA SOLARSKA. The Vested Percentage Interest of each of Blazej Dymaczewski and Anna Solarska (the "Employees") shall be determined as follows. Each Employee's Vested Percentage Interest shall equal (x) 100% of such Employee's Percentage Interest (immediately prior to the occurrence of the Event of Forfeiture) multiplied by (y) a fraction (which shall never be greater than one) (A) the numerator of which shall equal the number of whole calendar years which shall have elapsed from January 1, 1997 through the Vesting Termination Date (as defined below), and (B) the denominator of which shall be five.

                  (d) DAVID GRASSETTI. The Vested Percentage Interest of David Grassetti (the "Employee") shall be determined as follows. The Employee's Vested Percentage Interest shall equal (x) 100% of the Employee's Percentage Interest (immediately prior to the occurrence of the Event of Forfeiture) multiplied by (y) a fraction (which shall never be greater than one) (A) the numerator of which shall equal the number of whole 12-calendar month periods which shall have elapsed from February 1, 1996 through the Vesting Termination Date (as defined below), and (B) the denominator of which shall be six.

                  (e) ANDRZEJ GLUCHOWSKI. The Vested Percentage Interest of Andrzej Gluchowski (the "Employee") shall be determined as follows. The Employee's Vested Percentage Interest shall equal (x) 100% of the Employee's Percentage Interest (immediately prior to the occurrence of the Event of Forfeiture) multiplied by (y) a fraction (which shall never be greater than one) (A) the numerator of which shall equal the number of whole 12-calendar month periods which shall have elapsed from September 9, 1997 through the Vesting Termination Date (as defined below), and (B) the denominator of which shall be six.

                  (f) HELEN GRELA. The Vested Percentage Interest of Helen Grela (the "Employee") shall be 2% at all times.

                  (g) RICHARD ENGEL. The Vested Percentage Interest of Richard Engel (the "Employee") shall be as follows: if the Vesting Termination Date occurs on or prior to December 31, 1999, the Vested Percentage Interest shall be 2.0%; if the Vesting Termination Date occurs on or after January 1, 2000 and prior to January 1, 2001, the Vested Percentage Interest shall be 3.6%; if the Vesting Termination Date occurs on or after January 1, 2001 and prior to January 1, 2002, the Vested Percentage Interest shall be 5.2%; if the Vesting Termination Date occurs on or after January 1, 2002 and prior to January 1, 2003, the Vested Percentage Interest shall be 6.8%; if the Vesting Termination Date occurs on or after January 1, 2003 and prior to January 1, 2004, the Vested Percentage Interest shall be 7.4%; and if the Vesting Termination Date occurs on or after January 1, 2004, the Vested Percentage Interest shall be 8%.

                  (h) OTHER LIMITED PARTNERS. The Vested Percentage Interest of any other Limited Partner other than those named in paragraphs (a) through (g) above shall be determined by multiplying (x) the Percentage Interest (immediately prior to the occurrence of the Event of Forfeiture) of the Limited Partner for whom the Event of Forfeiture occurred, by (y) a fraction (which shall never be greater than one) (A) the numerator of which shall equal the number of whole calendar years which shall have elapsed from the date such Employee is admitted to the Partnership through the Vesting Termination Date (as defined below), and (B) the denominator of which shall be five.

3. VESTING TERMINATION DATE. The Vesting Termination Date, for purposes of determining the Vested Percentage Interest of any Limited Partner, shall mean the following, as applicable:

         (a) With respect to the Event of Forfeiture described in clause (1) of
Section 6.04(b) [death], the Vesting Termination Date shall be the date of death.

         (b) With respect to the Event of Forfeiture described in clause (2) of
Section 6.04(b) [disability, or appointment of guardian or conservator], the Vesting Termination Date shall be the date on which the Event of Forfeiture occurred (which shall, in the event of disability, be the last day of the 90-day period based upon which the Limited Partner is determined to be disabled).

         (c) With respect to the Event of Forfeiture described in clause (3) of
Section 6.04(b) [voluntary cessation of service], the Vesting Termination Date shall be the date on which the Limited Partner ceases to provide services.

         (d) With respect to the Event of Forfeiture described in clause (4) of
Section 6.04(b) [involuntary cessation of service by vote of the General Partners], the Vesting Termination Date shall be the later of (x) the effective date of such cessation of service and (y) the date on which notice of such involuntary cessation is provided to the affected Limited Partner.

4. DETERMINATION OF VESTED PERCENTAGE INTEREST. All determinations hereunder with respect to calculation of a Partner's Vested Percentage Interest and adjustments to such Member's Capital Account balance upon the occurrence of such Event of Forfeiture shall be made by the General Partner in its sole and absolute discretion.